TEGO CYBER

OTCQB:TGCB

TEGO (TAY-GO)
Latin
means to shield, cover, and protect

APRIL 15, 2022

Overview

Tego Cyber Inc. ("Tego") is a Nevada based publicly traded cybersecurity company. It was created to capitalize on the emerging cyber threat intelligence market. It has developed an intelligent state-of-the-art threat intelligence application that enriches threat data to help enterprises identify cyber threats within their environments.

The Opportunity

The cybersecurity marketplace is large and rapidly expanding. Projections have this market growing at a Compound Annual Growth Rate (CAGR) of 8% from $173 billion in 2020 to $270 billion by 2026.

Cybersecurity Market Growth


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2012
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2021
2022
2023
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2026

Cyber Threat Intelligence Market Segment

The cyber threat intelligence segment of the cybersecurity market is estimated to be currently valued at $5.1 billion and is projected to grow at a CAGR of 19.7% to reach $12.53 billion by 2026, twice the projected growth rate of the overall cybersecurity market.

The Challenge

Current threat intelligence applications available for integration with leading Security Information & Event Management (SIEM) platforms may only identify that a there is a threat within the customer environment. They do not provide any additional data on the threat. It is then up to the cybersecurity team to research each threat to establish what actions need to be taken, which is time consuming and expensive.

The Solution

Tego has developed a threat intelligence application that seamlessly integrates with leading SIEM platforms to enrich their threat data to include a detailed 'who, what, when, where' of any potential cyber threats identified within their environments.

First Integration

The first version of the Tego cyber threat intelligence application was recently launched under the brand name *Tego Guardian* and is for integration with the industry leading Splunk SIEM platform. *Tego Guardian* is now available for download via the Splunk app store. *Tego Guardian* seamlessly integrates into an existing Splunk SIEM platform to add a real time 'who, what, when and where' of any potential cyber threats within a Splunk users' environment.

Go To Market Strategy

The initial sales strategy will focus on marketing the advantages of *Tego Guardian* to existing Splunk users. At present Splunk has 15,000+ customers, in 110 countries including 89 of the Fortune 100. Tego is assembling a dedicated inside sales team who are specifically trained to market *Tego Guardian* to these macro-organizations using the Splunk SIEM platform. Tego is also developing a channel partner initiative to foster meaningful, profitable relationships with leading cybersecurity consultants and solution providers. These channel partners will offer *Tego Guardian* as an upsell to their current clients already using the Splunk SIEM platform.

Initial Revenue Targets

The goal is to retain 3.33%of Splunk's existing clients within the first three years of launching the Splunk SIEM integration.

YEAR 1	YEAR 2	YEAR 3
15,000 x 0.66%	15,000 x 1.66%	15,000 x 3.33%
~100 Clients	~250 Clients	~500 Clients

FINANCIAL PROJECTIONS



Users
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0
Year 1 Year 2 Year 3
Gross Revenue (Million $)
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Gross Profit (Million $)
35
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25
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15
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5
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Net Profit (Million $)
30
25
20
15
10
5
0
Year 1 Year 2 Year 3

Future Integrations

Tego plans to develop additional versions of *Tego Guardian* for integration with other leading security platforms including:

elastic · DEVO Data. Evolved. · IBM QRadar · LogRhythm · chronicle · AT&T Cybersecurity

STOCK STRUCTURE	TRADING	FINANCIAL ANALYSIS
Common Stock	Symbol: TGCB	(Quarter Ended December 31, 2021)
Authorized: 50,000,000	CUSIP: 87901L 100	Cash: $990K
Issued: 25,108,044	ISIN: US87901L1008	Current Liabilities = $17K
Restricted: 8,559,333	WKN: A3C28G	Long Term Liabilities = $0
Non-Restricted: 16,548,711	Trading Price: $0.65	Working Capital = $1.12M
Float: 5,044,400	Year Week Hi: $1.25	Working Capital Ratio = 66.79
Shareholders: 380	Year Low: $0.51	Debt-to-Equity Ratio = 0.01

OUR TEAM


Shannon Wilkinson: Director & CEO


Troy Wilkinson: Director & President


Chris White: Director & CISO


Michael De Valera: Director


Brent Watkins: Director Business Development

INVESTMENT HIGHLIGHTS

- Accelerated path to revenue and profitability
- Sustainable and scalable business model
- High gross margins
- Exponential growth potential
- Low debt-to-equity ratio
- Low share count
- Prime take-out target
- Globally recognized management team

TEGO CYBER INC.

8565 South Eastern Avenue, Suite 150
Las Vegas, Nevada 89123 USA
855-939-0100 (North America)
725-726-7840 (Worldwide)
www.tegocyber.com
info@tegocyber.com

twitter.com/tegocyber
facebook.com/tegocyber
linkedin.com/company/tegocyber

TEGO CYBER

The statements contained in this presentation that are not purely historical, are forward-looking statements withinthe meaning of applicable securities laws. Forward-looking statements include statements regarding the Company's "expectations," "intentions," "beliefs," or "strategies" regarding the future, whether or not those words are used. Forward-looking statements also include statements regarding the future size of the cybersecurity economy and the Company's anticipated customers. Forward-looking statements in this presentation are based upon a number of assumptions, someof which may not materialize, and unanticipated events may occur which could affect the actual results achieved bythe Company during the periods covered by the forward-looking statements. All forward-looking statements included inthis presentation are based on information available as of the date of the presentation, and the Company assumes no obligation to update any such forward-looking statements other then as required by applicable laws. Actual results could differ materially from the forward-looking statements.